Exhibit 10.303

“CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.”

SECOND AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT

DATED JANUARY 31, 1995

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

CYGNUS, INC.

for

DEVICE FOR IONTOPHORETIC NON-INVASIVE SAMPLING

OR DELIVERY OF SUBSTANCES

UC Agreement Control Number 1995-04-0565

UC Case No. 1987-162

This second amendment, (“Second Amendment”) is effective this 19th day of September, 2002 (“Effective Date”), by and between The Regents of the University of California, a California corporation, having its administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”), and Cygnus, Inc., a Delaware corporation having its principal place of business at 400 Penobscot Drive, Redwood City, California 94063, formerly known as Cygnus Therapeutic Systems, a California corporation (“Licensee”).

BACKGROUND

A.                                   The Regents and Licensee entered into an Exclusive License Agreement with an effective date of January 31, 1995, UC Control No. 1995-04-0565 (“Agreement”) and this Agreement was amended to extend the diligence deadline for filing an application for regulatory approval for the Licensed Product in an Amendment with an effective date of April 23, 1998, UC control No. 1995-04-0565B (“First Amendment”).

B.                                     The Licensed Product that Licensee is selling presently comprises two separate components:  a GlucoWatch® Biographer or its functional equivalent (hereafter referred to as the “GlucoWatch® Biographer”) and a GlucoWatch® AutoSensor or its functional equivalent (hereafter referred to as the “GlucoWatch® AutoSensor”), wherein GlucoWatch® is a registered trademark of Licensee.  Each of these two components shall be deemed to be a Licensed Product whether sold separately or in combination with each other.

C.                                     Licensee has entered into an expanded Sales, Marketing and Distribution Agreement with Sankyo Pharma, Inc., dated July 8, 2002, wherein Sankyo Pharma has the exclusive right to sell, market, and distribute the Licensed Product in the United States until April 1, 2014, and Sankyo Pharma, Inc., is thus Licensee’s U.S. Marketing Partner as “Marketing Partner” is defined in Paragraph 1.7 of the Agreement; provided, however, that if Sankyo Pharma exercises its right to manufacture under the Anticipatory Breach section of the Sales, Marketing and Distribution Agreement, then Sankyo Pharma, Inc., will be considered a Sublicensee and not a Marketing Partner.

D.                                    The Regents and Licensee mutually desire to further amend the Agreement in accordance with the terms set forth below;

NOW, THEREFORE, the parties agree to the following:

1.                   DEFINITIONS

A.            All definitions and paragraph numbers referred to in this Second Amendment have the same meaning as in the Agreement, unless modified herein.

B.            Paragraph 1.2 of the Agreement entitled Licensed Product is deleted in its entirety and replaced with the following:

1.2           “Licensed Product(s)” [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

C.            Paragraph 1.3 of the Agreement entitled Licensed Method is deleted in its entirety and replaced with the following:

1.3           “Licensed Method” [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

D.            Paragraph 1.4 of the Agreement entitled Net Sales is deleted in its entirety and replaced with the following:

1.4           “Net Sales” means the total of the gross amount invoiced or otherwise charged (whether consisting of cash or any other forms of consideration) for the Final Sale of Licensed Products or Licensed Method by Licensee, any Affiliate or Sublicensee to Customers, less the following deductions (to the extent included in and not already deducted from the gross amount invoiced or otherwise charged) to the extent actual and customary:  cash, trade or quantity discounts actually granted to Customers; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (excepting value added taxes or income taxes); transportation charges, including insurance to the extent actually paid by the Customer; and allowances or credits to customers because of rejections or returns.  Where Licensee, any Affiliate, or Sublicensee is the Customer, then Net Sales shall be based on the gross amount normally invoiced or otherwise charged to other Customers in an arms length transaction for such Licensed Product or Licensed Method.  For the avoidance of doubt, if Licensee, any Affiliate, or Sublicensee supplies (directly or indirectly) a Product that constitutes a Licensed Product to any Affiliate or Sublicensee, and such Affiliate or Sublicensee includes such Product in another Product (including a Combination Product), then Net Sales shall be based on the total gross amount invoiced or otherwise charged for such other Product in its entirety.

For a Combination Product, however, Net Sales shall be calculated as:

A/(A+B) x [Net Sales, calculated without regard to this formula, of the Combination Product],

Where:

(i)            “A” is the total of the separately listed sale price(s) of each Licensed Product contained within or used in the Combination Product if sold separately; and

(ii)           “B” is the total of the separately listed sale price(s) of each Combination Product Component contained within or used in the Combination Product when sold separately;

provided, however, that in no event shall Net Sales for a Combination Product be less than [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.] of Net Sales, calculated without regard to this formula, of the Licensed Product that is the Combination Product.  [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

Notwithstanding the foregoing, Licensed Products used solely in clinical trials and a reasonable quantity of Licensed Products used as marketing samples to develop or promote the Licensed Products shall not be included as sold under this definition of Net Sales, provided no consideration (whether in cash or other consideration) is provided therefor.

E.             New Paragraph 1.9 is added:

1.9           “Combination Product” [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

F.             New Paragraph 1.10 is added:

1.10         “Final Sale” means any sale, transfer, lease, exchange or other disposition or provision of a Licensed Product and/or a Licensed Method to a Customer.  A Final Sale shall be deemed to have occurred upon the earliest to occur of the following (as applicable):  (a) the transfer of title to such Licensed Product and/or Licensed Method to a Customer, (b) the shipment of such Licensed Product to a Customer, (c) the provision of an invoice for such Licensed Product or Licensed Method to a Customer, or (d) payment by the Customer for Licensed Products or Licensed Method.

G.            New Paragraph 1.11 is added:

1.11         “Customer” means any individual or entity that receives Licensed Products or Licensed Methods, provided however, that Licensee, any Affiliate, or Sublicensee shall be deemed a Customer only if it receives Licensed Products or Licensed Methods for its own end-use and not for resale.

H.            New Paragraph 1.12 is added:

1.12         “Product” means any kit, article of manufacture, composition of matter, material, compound, component, or product.

I.              New Paragraph 1.13 is added:

1.13         “Valid Claim” means any claim of (a) an issued, unexpired patent within the Regents’ Patent Rights, but excluding any claim that has been (i) withdrawn, cancelled, disclaimed or waived, or (ii) held invalid or unenforceable by a court of competent jurisdiction in a decision that can no longer be appealed; or (b) a pending patent application within the Regents’ Patent Rights, which claim has not been abandoned or finally rejected by the United States Patent and Trademark Office (USPTO), or any

analogous foreign administrative entity, in a decision that can no longer be appealed or otherwise challenged.

2.                                       SUBLICENSEES

A.            New Paragraph 3.4 is added:

3.4(a)      If The Regents (as represented by the actual knowledge of The Regents’ Office of Technology Transfer licensing professional responsible for administration of this case) or a third party discovers and notifies the licensing professional that Licensed Products or Licensed Methods covered by Regents’ Patent Rights for which Licensee was granted an exclusive license are useful for sampling analyte(s) other than glucose or administering therapeutic agent(s) and such  Licensed Products or Licensed Methods have not been developed or are not currently under development by Licensee, then The Regents, as represented by the Office of Technology Transfer, may give written notice to the Licensee of the third party’s interest in developing Licensed Product and Licensed Method for such purpose.

3.4(b)      Licensee shall have ninety (90) days to give The Regents written notice stating whether Licensee elects to develop Licensed Products or Licensed Methods for such other analyte(s) or agent(s).

3.4(c)      If Licensee elects to develop and commercialize the proposed Licensed Products or Licensed Methods for such other analyte(s) or agent(s), then Licensee shall negotiate with The Regents reasonable milestones for the development of such other analyte(s) or agent(s) to be added to Paragraph 6.4 of the Agreement, and submit a Progress Report every six (6) months to The Regents outlining the Licensee’s development and commercialization efforts for such other analyte(s) or agent(s).

3.4(d)      If Licensee elects not to develop and commercialize the proposed Licensed Products or Licensed Methods for such analyte(s) or agent(s), then Licensee shall notify The Regents in writing of this election, and The Regents may seek a third party(ies) to develop and commercialize the proposed Licensed Products or Licensed Methods for the other analyte(s) or agent(s).  If The Regents is successful in finding such third party, it shall refer such third party to Licensee.  If the third party requests in writing a sublicense under this Agreement, then the Licensee shall report in writing the request to The

Regents within thirty (30) days from the date of such written request.  If the request results in a sublicense, then Licensee shall report it in writing to The Regents pursuant to Paragraph 3.2 of the Agreement.

3.4(e)      If the Licensee refuses to grant a sublicense to such third party, then within thirty (30) days after such refusal, which shall be in writing, the Licensee shall submit to The Regents a written report specifying the license terms proposed by the third party and a written justification for the Licensee’s refusal to grant the proposed sublicense.  This justification may be based on financial terms as well as the competitive position of the third party in relationship to Licensee.  The parties agree that the Licensee is under no obligation to grant a sublicense to a third party that would result in the Licensee receiving an earned royalty of less than [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.] of Net Sales from such third party.  If however, The Regents, at its sole reasonable discretion, determines that the terms proposed by the third party are reasonable under the circumstances, then The Regents shall have the right to grant to the third party a license to make, have made, use, sell, offer for sale and import Licensed Products and practice Licensed Method for other analyte(s) or agent(s) on terms no less favorable to The Regents than the terms last proposed to Licensee by the third party providing royalty rates are at least equal to those paid by Licensee.

3.4(f)       For avoidance of doubt, The Regents’ right to grant a license under Paragraph 3.4(e) shall not extend to any product, material, or method developed independently by Licensee which is not covered by Regents’ Patent Rights.

3.4(g)      Notwithstanding the letter dated [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.], by The Regents, the Agreement has not been terminated for any analyte(s) or agent(s).  Licensee will work with The Regents to ascertain whether any third party, including Inventors, are requesting sublicenses.

3.                                       ROYALTIES

A.            Paragraph 5.1 is deleted in its entirety and replaced with the following:

5.1           The Licensee shall also pay to The Regents an earned royalty as follows:  [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

B.                                     Paragraph 5.2 of the Agreement is deleted in its entirety and replaced with the following:

5.2           [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

C.            Paragraph 5.5 of the Agreement is deleted in its entirety and replaced with the following:

5.5           [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

D.            Paragraph 5.7 of the Agreement, setting forth the minimum annual royalty, is deleted in its entirety and replaced with  the following:

5.7           [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

4.                                       DUE DILIGENCE

A.            Paragraphs 6.4.6 and 6.4.7 of the Agreement are deleted and replaced with the following:

6.4.6        [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.] or

6.4.7        [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]; or

B.            New Paragraph 6.4.8 is added:

6.4.8        [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.]

C.            Paragraph 6.5 of the Agreement is deleted in its entirety, as are all references to Paragraph 6.5 in the Agreement.

The Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

The Regents and Licensee have executed this Second Amendment in duplicate originals, by their respective and duly authorized officers, as evidenced by the signatures below.

CYGNUS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John C Hodgman	By:	/s/ Alan B. Bennett
	(Signature)		(Signature)

Name:	John C Hodgman	Name:	Alan B. Bennett
(Please print)
Title:	Chairman, President & CEO	Title:	Executive Director
Research Administration and Technology Transfer
Date:	Sept 18, 2002	Date:	Sept. 19, 2002